Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

United Hydrogen Global Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	6,900,000	(1)(2)	$10.76	(5)	$74,244,000.00		0.00015310	$11,366.76
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	1,446,400	(1)(3)	$10.76	(5)	$15,563,264.00		0.00015310	$2,382.74
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	150,000,000	(1)(4)	N/A	(6)	$6,091,514	(6)	0.00015310	$932.61
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	1,725,000		$10.76	(5)	$18,561,000.00		0.00015310	$2,841.69
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	332,000		$10.76	(5)	$3,572,320.00		0.00015310	$546.92
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	69,000		$10.76	(5)	$742,440.00		0.00015310	$113.67
	Total Offering Amounts							$118,774,538.00			$18,184.39
	Total Fees Previously Paid										$0
	Total Fee Offsets										$0
	Net Fee Due										$18,184.39

1.	All securities being registered will be issued by United Hydrogen Global Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things: (a) United Hydrogen Victor Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “First Merger Sub”), will merge with and into United Hydrogen Group Inc., an exempted company with limited liability incorporated in the Cayman Islands (“United Hydrogen”), with United Hydrogen surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares of United Hydrogen (except for the United Hydrogen Specially Designated Ordinary Shares, as defined in the proxy statement/prospectus) outstanding immediately prior to the First Merger will be cancelled and converted into newly issued Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) United Hydrogen Worldwide Limited, an exempted company with limited liability incorporated in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Second Merger Sub”), will merge with and into Aimei Health Technology Co., Ltd, an exempted company incorporated in the Cayman Islands (“Aimei Health”), with Aimei Health surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of the Second Merger, each outstanding ordinary share of Aimei Health (the “Aimei Health Ordinary Shares”) immediately prior to the Second Merger shall be cancelled and converted into one Pubco Class A Ordinary Share; and (f) each outstanding right of Aimei Health (the “Aimei Health Right”) will be canceled and converted into one-fifth (1/5) of one Pubco Class A Ordinary Share
2.	Represents 6,900,000 Pubco Class A Ordinary Shares to be issued to holders of Aimei Health’s public shares, assuming no redemptions of Aimei Health public shares at Closing.
3.	Represents (1) 1,380,000 Pubco Class A Ordinary Shares to the Aimei Health public shareholders in conversion of Public Rights; and (2) 66,400 Pubco Class A Ordinary Shares to the Aimei Health private shareholders in conversion of Private Rights.
4.	Represents 150,000,000 Pubco Class A Ordinary Shares to be issued as merger consideration upon the Closing to certain Aimei Health shareholders pursuant to the Business Combination Agreement.
5.	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee and based on the average of the high and low prices of the Aimei Health Ordinary Shares on the Nasdaq Global Market as of January 22, 2025, within five business days prior to the date of filing of this registration statement.
6.	In accordance with Rule 457(f)(2) and Rule 457(c), as applicable, based on $6,091,514.00, the aggregate book value of United Hydrogen computed as of the latest practicable date prior to the date of filing the registration statement.